TRUST AGREEMENT

                                    FOR

                      AUTOMATIC DATA PROCESSING, INC.
                        RETIREMENT AND SAVINGS PLAN
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                              TRUST AGREEMENT
                                    FOR
                      AUTOMATIC DATA PROCESSING, INC.
                        RETIREMENT AND SAVINGS PLAN

     AGREEMENT dated as of this 31st day of December, 1983, by
and between AUTOMATIC DATA PROCESSING, INC. (the "Company") and
FRED S. LAFER, JOSEPH B. PIRRET and ARTHUR F. WEINBACH, as
Trustees (the "Trustees").
                           W I T N E S S E T H :
     WHEREAS, the Company has established the Automatic Data Processing, Inc. Retirement and Savings Plan (the "Plan") for the exclusive benefit of its eligible employees and their beneficiaries; and
     WHEREAS, the Trustees desire to serve as the trustee of the trust created for the purpose of providing benefits under the
Plan;
     NOW, THEREFORE, the parties agree that the Trustees shall
hold all funds and other property contributed to the Trust
pursuant to the provisions of the Plan and this Trust Agreement, together with all the increments, proceeds, investments and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.
                                 ARTICLE I
                                DEFINITIONS
     The following terms when used in this Trust Agreement shall have the meanings as provided below unless a different meaning is clearly required by the context.
     (a)  The term "Committee" shall mean the administrative
Committee provided for in the plan.
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     (b)  The term "Trust Fund" shall mean all funds held by the
Trustee hereunder, including all increments thereto and income and profits thereon.
     (c)  The term "Trustee" shall mean the Trustees hereinabove named and any successor Trustee or Trustees.  Such successor
Trustee or Trustees shall have all of the rights, powers,
privileges, liabilities and duties of the original Trustees
hereinabove named.
     (d)  Any term used herein which is defined in the Plan shall be deemed to have the identical meaning in this Trust Agreement.
                                 ARTICLE II
                               ADMINISTRATION
     (a)  The Committee shall give statements from time to time to the Trustee sufficient to establish the record of each
Participant and the exact amount of each Participant's interest in the Trust Fund.  The Trustee may depend upon such statements and shall not be required to question or verify them in any
manner or at any time.
     (b)  The Trustee shall retain, manage, administer and hold the Trust Fund in accordance with the terms and provisions of this Trust Agreement and the Plan. Except as otherwise provided herein, the Trustee shall make payments from the Trust Fund only upon and in accordance with the written direction of the
Committee, and the Trustee shall have no duty to inquire into any such application of any funds so paid.
     (c)  No part of the corpus or the income of the Trust Fund shall be used for or diverted to any purpose other than the
exclusive benefit of the Participants, retired or former
Participants or their Beneficiaries and the payment of reasonable expenses of the Plan and
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this Trust Agreement and, except as
provided in Section 12.09 of the Plan, in no event shall any portion of the Trust Fund ever revert to or become the property of the Company.
                                ARTICLE III
                        POWERS AND DUTIES OF TRUSTEE
     (a)  The Trustee shall receive any monies and securities or other property that are tendered to the Trustee pursuant to the
Plan.
     (b)  As and when the Trustee or, if the Company has
designated an investment manager for the Plan in accordance with
Section 10.03 of the Plan ("investment manager"), the investment manager shall deem it appropriate or desirable so to do, the
Trustee may, with any cash at the time held in the Trust Fund, purchase or subscribe for and invest and reinvest in any
securities or other property, including bonds, preferred or
common stock, options, notes, or mortgages on property, even though such investments may not be authorized for investment or reinvestment of trust funds under the laws applicable thereto, and may retain all such securities and other property until the
Trustee shall deem it appropriate to dispose thereof, provided, however, that no such bonds, stocks or notes as may be issued by the Company may be purchased or subscribed for with any portion of the Trust Fund attributable to Participant Salary Deferrals or any earnings thereon.
     (c)  The Trustee may from time to time hold such portion of the Trust Fund in cash uninvested and nonproductive of income as the Trustee or, if an investment manager has been appointed, the investment manager shall determine is necessitated by the cash requirements of the Trust Fund, but to the extent feasible from time to time such amounts shall be held in
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short-term interest bearing accounts or in other forms of investment which are productive of income but are sufficiently liquid to meet such cash requirements.
     (d)  As and when the Trustee or, if an investment manager
has been appointed, the investment manager shall deem it
appropriate or desirable so to do, the Trustee may sell any
securities or other property at any time held in the Trust Fund for cash or on credit; transfer, dispose of or convert any
securities or other property at any time held in the Trust Fund;
or exchange such securities or property for other securities or property which the Trustee shall deem acceptable and in which the Trustee shall have the power to invest. Any such sale, transfer, disposition, conversion or exchange may be made publicly or by private arrangement; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.
     (e)  As and when the Trustee shall deem it appropriate, or if an investment manager has been appointed, shall receive
instructions from the investment manager so to do, the Trustee shall exercise any conversion privilege or subscription right available in connection with any securities or property at any time constituting a part or all of the Trust Fund, and shall consent to any reorganization, consolidation, merger or
readjustment of the finances of any corporation, company or association, any of the securities of which may at any time be held hereunder, and exercise any option or options, and make any agreement or subscriptions, and pay expenses, assessments or subscriptions in connection therewith; and the Trustee shall hold and retain any property acquired by means of the exercise of any of the
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powers expressed in this paragraph in accordance with the
foregoing paragraphs of this Article III.
     (f)  The Trustee is authorized in its discretion, to sue or to defend any suit or legal proceedings by or against the Trust and to compromise, submit to arbitration or settle any suit or legal proceeding, claim, debt, damage or undertaking due or owing from or to the Trust Fund.  In the administration of the Trust
Fund, the Trustee shall not be obligated to take any action which would subject it to any expense or liability unless it first shall be indemnified in an amount and in a matter satisfactory to it or be furnished with funds sufficient, in its sole judgment, to cover such expenses and liabilities.
     (g)  The Trustee is authorized in its discretion, to
register any securities or other property held hereunder in the name of the Trustee or in the name of a nominee, with or without the addition of words indicating that such securities or other property are held in a fiduciary capacity, or to hold in bearer form any securities or other property held hereunder so that title thereto will pass by delivery, but the books and records of the Trustee shall show that all such investments are part of the
Trust Fund.
     (h)  The Trustee is authorized in its discretion, to employ such agents, counsel, actuaries, clerical help, custodial
servants and others as the Trustee may deem necessary, and to pay their reasonable expenses and compensation out of the Trust Fund, unless such expenses shall have been paid by the Company.
     (i)  As and when the Trustee or, if an investment manager
has been appointed, the investment manager shall deem it
appropriate or desirable so to do, the Trustee may vote
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(directly or by proxy) on any matter pertaining to any securities held under this Trust Agreement.
     (j)  The Trustee is authorized in its discretion, to borrow money on the credit of the Trust Fund and to make, execute and deliver, as trustee, any and all instruments in writing, as the
Trustee shall deem necessary or proper for the effective exercise of this power and any of the Trustee's powers as stated in this
Article III or otherwise necessary to accomplish the purposes of the Trust.
     (k)  Whenever the Trustee is required to execute any
instruments, checks, notes, securities or agreements in the
discharge of its duties, the signature or signatures of the
individual who is or any two of the individuals who collectively then may be the Trustee, or of the duly authorized officer or officers of any successor corporate Trustee, shall be sufficient and shall be binding upon all such persons and the Company.
     (l)  The Trustee is authorized in its discretion, to secure and pay for a safe deposit box at any bank and in any amount it may deem advisable.  The cost thereof shall be paid by the
Company but, if not so paid, shall be a lien against the Trust
Fund.
                                 ARTICLE IV
                      DIRECTIONS OF INVESTMENT MANAGER
     (a)  Any powers granted to the Trustee hereunder that are to be exercised according to the direction of an investment manager shall be exercised by the Trustee only if, when and as directed by the investment manager in a written instrument, signed by the person or persons authorized to sign for the investment manager, and delivered to the Trustee.  The Trustee shall comply exactly with such directions; provided, however, that the Trustee shall
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not be liable or responsible for failure to comply with any such direction if it shall have attempted in good faith to comply therewith.  The Trustee shall be under no liability for any loss or breach of trust of any kind which may result from any action or failure of action due to compliance with a direction in
writing of the investment manager, or a failure on the part of the investment manager to give a written direction properly or at a proper time, unless the Trustee participates knowingly in, or knowingly undertook to conceal, an act or omission of the investment manager, knowing such act or omission to be a breach of fiduciary responsibility.
     (b) The investment manager from time to time may direct the Trustee in writing (i) to retain in the Trust Fund specified investments then forming a part thereof or (ii) to purchase for and retain in the Trust Fund specific investments within the foregoing classifications, and the Trustee shall comply with any such directions received by it.  The Trustee shall not be under any duty to, nor shall it, make to the investment manager any recommendations as to the sale or retention of investments purchased for or retained in the Trust Fund pursuant to the
directions of the investment manager.
     (c)  Anything to the contrary contained in Article III or
the preceding paragraphs of this Article IV notwithstanding, no provision of this Trust Agreement shall be so construed as to violate the requirements of Part 4 of Subtitle B of Title I of
ERISA.
                                 ARTICLE V
                              PAYMENT OF TAXES
     The Trustee shall pay out of the Trust Fund or withhold for satisfaction or payment all real and personal property taxes, income taxes (no income tax is contemplated to become
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due hereunder, as it is intended that this Trust be qualified at all times under section 501(a) of the Code as a tax exempt employees' trust) and any other taxes at any time levied or assessed against the Trust Fund or any part thereof, other than taxes properly attributable to Participants or their Beneficiaries.
                                 ARTICLE VI
                        PAYMENT OF EXPENSES AND FEES
     (a)  The reasonable expenses of administering the Trust,
incurred either by the Committee or the Trustee, shall be paid by the Company.  Should the Company fail to pay any of the expenses of administering the Trust, then such expenses shall constitute a first lien on the Trust Fund.
     (b)  The Trustee shall receive, in addition to reimbursement for its expenses, such reasonable compensation as may be agreed upon from time to time by the Company and the Trustee, and such compensation shall be paid by the Company but, to the extent not so paid, shall constitute a first lien on the Trust Fund;
provided, however, that no individual Trustee who already
receives full-time pay from the Company shall receive any
compensation from the Plan or out of the Trust Fund.
     (c)  Any and all payments provided for in this Article VI, if not paid by the Company, may be made by the Trustee out of the
Trust Fund without written direction or approval of any kind from the Committee.
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                                ARTICLE VII
                                  ACCOUNTS
     (a)  All income, profits, recoveries, contributions,
forfeitures and any and all monies, securities and properties of any kind at any time received or held by the Trustee under this
Trust Agreement shall be held by the Trustee in a separate
account for each of the funds as defined in Section 6.01 of the
Plan and a separate account for the portion of the Trust Fund attributable to Stock Sharing Contributions pursuant to Section
5.03 of the Plan.
     (b) The Trustee shall maintain such records of account, as directed by the Committee, as shall be necessary to identify the share of the Trust Fund designated for each Participant from time to time; but no such record or account shall be considered as segregating to the benefit of any Participant or Beneficiary any securities or property contained in the Trust Fund.
     (c)  The Trust Fund shall be valued by the Trustee monthly as of the close of business on each Valuation Date.
     (d)  The Trustee shall deliver to the Committee a statement of the valuation as soon as may be reasonably possible after each
Valuation Date.
     (e) The Committee shall figure the adjustments of each Participant's Account on the basis of the Trustee's valuation as provided in the Plan.
     (f)  The Committee shall deliver to the Trustee a statement of the adjusted Accounts of Participants as soon as reasonably possible after receipt of the statement of valuation.
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     (g)  In no event shall the maintenance of an account or a
record designated as the Account of a Participant mean that such Participant shall have a greater or lesser interest than that due to him by operation of the Plan.  No Participant shall have any title to or interest in any specific asset in the Trust Fund.
     (h)  The distributions from the Participants' Accounts shall be made by the Trustees only if, when and in the amount and
manner as directed in writing by the Committee.  The Trustee may make any payment required to be made by it under the Plan by mailing its check, as trustee, for the amount thereof to the person to whom such payment is to be made, directed to him at such address as the Committee shall specify, or may make
distribution in kind, or partly in kind and partly in money, and for the purposes of such allotment, the judgment of the Trustee concerning the propriety thereof, and the relative value for the purpose of division or distribution of the property or securities so allotted, shall be binding and conclusive on all persons
interested therein.
     (i)  The accounts and records of the Trustee shall record
the receipts and disbursements and all transactions of the
Trustee.  Such records shall contain the authorizations and
directions upon which the Trustee has acted.  The accounts and records of the Trustee shall be open for the inspection of the
Company or the Committee or both at all reasonable business
hours.
                                ARTICLE VIII
                           PROTECTION OF TRUSTEE
     (a)  To the extent permitted by law, and in accordance with
Section 10.03 of the Plan, the Trustee shall be fully protected from any responsibility for actions taken or omitted
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in accordance with the written instructions, directions, or approvals of the Committee or the investment manager duly signed by the person or persons authorized to sign for the Committee or the investment manager.
     (b)  At least once with respect to each Plan Year, the
Trustee shall render a written accounting of its administration of the Trust Fund, and said accounting shall be transmitted to the Company and to the Committee.
     (c)  The Committee may approve such accounting by written
notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 30 days from the date upon which the accounting was delivered to the Committee.
     (d)  Upon receipt by the Trustee of such written approval of the accounting, or upon the expiration of such 30-day period without any such objection being delivered in writing to the
Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting as if such accounting had been settled by the decree of a court of competent jurisdiction.
The Trustee nevertheless shall have the right to have its
accounts settled by judicial proceedings if it shall so elect.
     (e)  The Trustee may accept as true all papers,
certificates, statements and representations of fact that are presented to the Trustee without the requirement of
investigation, questioning and verification if the Trustee
believes them to be true and authentic.
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     (f)  The Trustee shall be fully protected from any and all responsibility for the adequacy of the Trust Fund to meet and discharge any or all payments under the Plan.
     (g) The Trustee shall not be required to determine the facts concerning eligibility of Employees, their identity, the amount of benefits payable to a Participant, or the date or method of payment or disbursement. The Trustee shall rely solely upon the written advice and direction of the Committee as to any question of fact.
     (h) The Committee shall have the authority, on behalf of all persons having or claiming any interest in the Trust Fund or under the Plan, to adjust and settle all claims against the Trust and to determine all questions with respect to the administration of the Trust. To the extent permitted by law, the Trustee shall be fully released from liability to all such persons by receiving a release which may be given to it by the Committee.
     (i) The Trustee shall not be bound by any notice, direction, requisition, advice or request unless and until it shall have been received by the Trustee at its principal place of business.
     (j) Any action by the Board of Directors of the Company pursuant to any of the provisions of this Trust Agreement may be evidenced by a resolution of such Board certified by the Secretary or an, assistant secretary of the Company under its corporate seal. Any action of the Company pursuant to any of the provisions of this Trust Agreement may be evidenced by a written instrument signed by any officer of the Company if such officer has been thereunto authorized by the Board of Directors of the Company. Any notice, direction, order, request, certification or instruction of the Committee to the Trustee shall be in writing and shall be signed either by the chairman of the Committee or by any two other members of
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the Committee.  The Trustee shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certificates and instructions received by it from the Company or the Committee, and shall act and be fully protected in acting in accordance therewith. The Company shall furnish the Trustee from time to time with a certified copy of the resolution of its Board of Directors evidencing the appointment and termination of office of any members of the Committee and of successors to such members, and the Trustee shall be entitled to rely conclusively upon such resolutions as evidence of the identity of the members of the Committee and shall not be charged with notice of any change with respect thereto until the Trustee shall have been furnished with a certified copy of a resolution relative to such change.
                                 ARTICLE IX
                           REMOVAL OR RESIGNATION
     (a) The individual who is or any of the individuals who collectively then may be the Trustee hereunder may resign from trusteeship hereunder at any time by giving at least 30 days' written notice of such resignation to the Company, unless the Company shall accept as adequate a shorter notice period.
     (b) The individual who is or any of the individuals who collectively then may be the Trustee may be removed, with or without cause, from trusteeship hereunder by the Company upon written notice of such removal to the Trustee. Such removal shall be effective immediately upon the delivery of such notice to the Trustee.

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                                 ARTICLE X
                      APPOINTMENT OF SUCCESSOR TRUSTEE
     (a) The Company shall appoint one or more successors to the Trustee in the event of a vacancy in the trusteeship resulting from the resignation, removal or failure of the Trustee to continue as Trustee hereunder.
     (b) Any such successor Trustee shall be designated by an instrument in writing, copies of which shall be delivered to the Committee and the former Trustee.
     (c) Any such successor Trustee shall have all the rights, powers, privileges, liabilities and duties of the former Trustee and may be an individual or individuals, a corporate fiduciary or fiduciaries or a combination of individual and corporate fiduciaries.
     (d) The actual appointment and qualification of any successor Trustee to whom the Trust Fund may be transferred are conditions that must be fulfilled before the resignation or removal of a Trustee shall become effective.
     (e) The transfer of the Trust Fund shall be made coincident with an accounting by the resigned or removed Trustee, or earlier at the option of such resigned or removed Trustee.
                                 ARTICLE XI
                                 AMENDMENT
     (a)  The Company specifically reserves to itself the right at any time and from time to time to modify or amend this Trust Agreement in whole or in part; provided, however, that no such modification or amendment shall increase or change the duties or liabilities of the Trustee without the Trustee's specific consent thereto in writing; and provided, further,
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that no such amendment shall divert any part of the Trust Fund to purposes other than for the exclusive benefit of the Participants, retired or former Participants or their Beneficiaries.
     (b)  No such amendment or modification shall become
effective until expressed in writing by the Company and the acceptance thereof evidenced by the signature of the Trustee upon such written statement of modification or amendment.
                                ARTICLE XII
                                JURISDICTION
     (a) This Trust Agreement and the Trust hereby created shall be construed, regulated and administered under the provisions of the laws of the State of New Jersey, except to the extent such laws have been preempted by the Code or ERISA, and the Trustee shall be liable to account only in the courts of that state or of the United States. All contributions received by the Trustee hereunder shall be deemed to have been received in that state.
     (b)  In the event any provision of this Trust Agreement
shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Trust Agreement, but shall be fully severable, and this Trust Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.
                                ARTICLE XIII
                             GENERAL PROVISIONS
     (a)  All persons dealing with the Trustee are hereby
released from any necessity for questioning the authority of the Trustee hereunder or from seeing to the application of any monies, securities or other property paid or delivered to the Trustee as a purchase price or
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otherwise; nor shall any such person be required to question any authorization or direction of the Committee.
     (b) The trust herein created shall be known as the "Automatic Data Processing, Inc. Retirement and Savings Trust".
                                ARTICLE XIV
                                TERMINATION
     (a) This Trust Agreement and the Trust may be terminated at any time by the Company upon written notice delivered to the Trustee. Upon such termination the Trust Fund shall be liquidated and paid out by the Trustee in accordance with the written directions of the Committee pursuant to the Plan. Unless sooner terminated, the Trust created hereunder shall terminate when there shall be no funds remaining in the hands of the
Trustee hereunder.
     (b) If the Trust is terminated, the Trustee, without the direction or approval of the Committee, may reserve from the
Trust Fund such reasonable amount or amounts as it may deem necessary to provide for payment of any of its expenses then or thereafter due or
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payable, the amount of any compensation then or thereafter due to it, and any sums then or thereafter chargeable against the Trust Fund for which it may be liable.
                              *      *      *
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Trustee have caused this Trust Agreement to be executed as of the day and year first above written.
                            AUTOMATIC DATA PROCESSING, INC.




                            Josh S. Weston, President




                            Fred S. Lafer, Trustee




                            Joseph B. Pirret, Trustee




                            Arthur F. Weinbach, Trustee